EX-99.906CERT

CERTIFICATION

Paul Michael Frank, President and Chief Financial Officer of Aviemore Funds (the “Registrant”), certifies to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2010 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Chief Financial Officer

Aviemore Funds

Aviemore Funds

/s/ Paul Michael Frank                                                    /s/ Paul Michael Frank

Paul Michael Frank

 Paul Michael Frank

Date:           7/7/10                                                         Date:           7/7/10

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Aviemore Funds and will be retained by Aviemore Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.